Exhibit 10.20

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 19, 2026, between Space Eyes, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company has authorized the issuance of senior secured convertible notes in the aggregate original principal amount of up to $10,000,000, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares (as converted, collectively, the “Conversion Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company in accordance with the terms of the Notes, and warrants (each a “Warrant” and collectively, the “Warrants”) to purchase shares (the “Warrant Shares”, and together with the Notes, the Conversion Shares and the Warrants, the “Securities”) of Common Stock of the Company, in the form attached hereto as Exhibit B.

C. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate original principal amount of the set forth on such Purchaser’s signature page which is attached at the foot of this Agreement.

D. The Company, together with Alexander Capital L.P. (the “Placement Agent”), will enter into an escrow agreement, in the form attached hereto as Exhibit C (the “Escrow Agreement”), with Sichenzia Ross Ference Carmel LLP (the (“Escrow Agent”), to hold each Purchaser’s Subscription Amount (as hereinafter defined), to be released at the Closing to the Company, upon the written consent of the Company and the Placement Agent.

E. The Notes will be secured by a first priority perfected security interest in all the assets of the Company as evidenced by a security agreement in the form attached hereto as Exhibit D (the “Security Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“1933 Act” shall have the meaning ascribed to such term in in the Recitals.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning ascribed to such term in Section 4.1(g).

“Closing” means the Closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount at the Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at the Closing, in each case, have been satisfied or waived.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Note.

“Conversion Shares” shall have the meaning ascribed to such term in in the Recitals.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(ff).

“Escrow Agent” shall have the meaning ascribed to such term in in the Recitals.

“Escrow Agreement” shall have the meaning ascribed to such term in in the Recitals.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall mean United States generally accepted accounting principals applied on a consistent basis.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(w).

“IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement filed on Form S-1 (or any successor from thereto) that is declared effective by the SEC and consummated prior to the Maturity Date (as defined in the Notes).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(aa).

“Notes” shall have the meaning ascribed to such term in in the Recitals.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(bb).

“OID” shall have the meaning ascribed to such term in the Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall have the meaning ascribed to such term in in the Recitals.

“Placement Agent Warrant” shall have the meaning ascribed to such term in Section 3.1(cc).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Regulation D” shall have the meaning ascribed to such term in in the Recitals.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Purchasers” shall have the meaning ascribed to such term in Section 5.4.

“Restricted Period” shall have the meaning ascribed to such term in Section 4.8

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” shall have the meaning ascribed to such term in in the Recitals.

“Securities” shall have the meaning ascribed to such term in in the Recitals.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Notes purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading, and if the Company has no Trading Market, shall mean a Business Day.

“Trading Market” means any of the following markets or exchanges: the NYSE American LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange, (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, the Placement Agent Warrant, the Escrow Agreement and all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Company’s transfer agent for the Common Stock.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Unlegended Shares” shall have the meaning ascribed to such term in Section 4.1(d).

“Warrants” shall have the meaning ascribed to such term in in the Recitals.

“Warrant Shares” shall have the meaning ascribed to such term in in the Recitals

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell and the Purchasers agree to purchase, up to an aggregate of $10,000,000 principal amount of Notes as determined pursuant to Section 2.2(a), such purchase and sale being a “Closing”. Each Purchaser shall deliver to the Escrow Agent on behalf of the Company, and the Escrow Agent shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to such Purchaser its Note and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at Closing. Each Purchaser’s Subscription Amount to be paid by such Purchaser to acquire the Securities shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith. A Purchaser may withdraw such Purchaser’s Subscription Amount and terminate this Agreement as to such Purchaser at any time after the execution and delivery of the applicable signature hereto and prior to the Closing by providing written notice to the Company, the Placement Agent and the Escrow Agent. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely via the exchange of closing documents in PDF or other electronic format on the date hereof. Notwithstanding anything herein to the contrary, the Closing must take place on or before September 30, 2025 (the “Termination Date”). In the event a Closing is not held on or before the Termination Date, the Escrow Agent shall cause all subscription documents and funds, if any, to be returned, without interest or deduction to each prospective Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered each Purchaser the following:

(i) this Agreement, the Security Agreement and the Escrow Agreement, each duly executed by the Company;

(ii) a Note with a principal amount equal to such Purchaser’s Subscription Amount (as set forth on such Purchaser’s signature page which is attached at the foot of this Agreement) divided by 0.95, registered in the name of such Purchaser; and

(iii) the specified Warrant registered in the name of such Purchaser as set forth on such Purchaser’s signature page which is attached at the foot of this Agreement, to purchase up to a number of shares of Common Stock equal to fifty percent (50%) of such Purchaser’s Conversion Shares on the closing date of the IPO, with an exercise price equal to 110% on the initial public offering price of the Common Stock in the IPO;

(iv) the Placement Agent Warrant, duly executed by an authorized officer on behalf of the Company;

(v) a certificate evidencing the incorporation and good standing of the Company in its jurisdiction of incorporation issued by the Secretary of State (or comparable office) of such jurisdiction of incorporation as of a date within ten (10) days of the Closing Date;

(vi) a certificate, in the form reasonably acceptable to such Purchaser, executed by the Chief Executive Officer of the Company dated as of the Closing Date, certifying that (i) each representation and warranty of the Company is true and correct as of the Closing Date in all material respects (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and (ii) the Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

(vii) a certificate, in the form reasonably acceptable to such Purchaser, executed by the Secretary or Assistant Secretary the Company dated as of the Closing Date, as to (i) the resolutions consistent with Section 3.1(c) as adopted by the Board of Directors of the Company, (ii) the Certificate of Incorporation of the Company as in effect on the Closing Date and (iii) the Bylaws of the Company as in effect on the Closing Date; and

(viii) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Purchaser may reasonably request.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company (or as otherwise noted below) the following:

(i) this Agreement, and the Security Agreement, each duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount (and each other Purchaser’s Subscription Amount) to the Escrow Agent and the Escrow Agent shall have delivered such Purchaser’s Subscription Amount (and each other Purchaser’s Subscription Amount) to the Company by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder to effect the Closing, unless waived by the Company, are subject to the following conditions being met:

(i) the representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date; and

(ii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of each Purchaser hereunder to effect the Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(i) the representations and warranties of the Company shall be true and correct as of the applicable Closing Date in all material respects (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date; and

(ii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to which it refers and any other representation to the extent such Disclosure Schedule reasonably relates thereto without a requirement of a cross-reference. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and the Closing Date unless as of a specific date therein in which case they shall be accurate as of such date:

(a) Subsidiaries. The Company has no Subsidiaries.

(b) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) of the Company, (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document, or (iv) the occurrence of a Disqualification Event (any of (i), (ii), (iii) or (iv), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders and creditors in connection herewith or therewith other than in connection with the Required Approvals except those filings requires to be made with the SEC and state agencies after the Closing Date or as otherwise stated herein. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and Placement Agent Warrants, the issuance of the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of Form D with the SEC, and (ii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Conversion Shares and the Warrant Shares.

(i) The Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable and free from all Liens, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company shall have reserved from its duly authorized capital stock not less than one hundred ten percent (110%) of the maximum number of Conversion Shares issuable upon conversion of the Notes in accordance with their terms.

(ii) The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and free from all Liens, with the holders being entitled to all rights accorded to a holder of Common Stock. The Company shall have reserved from its duly authorized capital stock not less than one hundred ten percent (110%) of the maximum number of Warrant Shares issuable upon exercise of the Warrants in accordance with their terms.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, employee or incentive stock option plans warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. There is no stock option plan in effect as of the Closing Date. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Environmental Laws. The Company (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. There has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect. The Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice. The Company has not altered its method of accounting. The Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. At no time, neither the Company nor any director or officer of the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company has good and marketable title in all personal property owned by it that is material to the business of the Company, free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made and, the payment of which is neither delinquent nor subject to penalties. The Company does not own any real property. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance.

(o) Intellectual Property. Other than the Company’s website address and any rights, title or interest in or to any widely-available off-the-shelf software, the Company has no (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing. Additionally, the Company has not received a written notice alleging that the Company violates or infringes upon the intellectual property rights of any other Person.

(p) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. The Company has valid and subsisting insurance in compliance with all applicable legal requirements.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(t) Registration Rights. No Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

(u) Application of Takeover Protections. As of the Closing Date, the Company will have taken all necessary action, if any, in order to render inapplicable as of the Closing Date and thereafter any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(v) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(w) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Other than the principal amount of the Note, the Company has no secured and unsecured Indebtedness. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 other than trade accounts payable incurred by the Company in the ordinary course of business, and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, but excluding trade accounts payable incurred by the Company in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with generally accepted accounting principles. The Company is not in default with respect to any Indebtedness.

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(z) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that such Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that such Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by such Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to such Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(aa) Money Laundering. The operations of the Company is and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(cc) Certain Fees. Other than fees, commissions and expense reimbursement payable to the Placement Agent (which include: (i) a cash commission of ten percent (10%) of the proceeds raised in the Offering from the Purchasers introduced to the Company by the Placement Agent; (ii) the granting to the Placement Agent of a warrant for the purchase of a number of shares of Common Stock equal to 10% of the number of Underlying Securities (the “Placement Agent Warrant”); and (iii) the other matters set forth in the engagement letter between the Company and the Placement Agent dated June 13, 2025), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Offering or any of the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(cc) that may be due in connection with the Offering or any of the transactions contemplated by the Transaction Documents.

(dd) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(ee) No General Solicitation or Integration. To the best knowledge of the Company, neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. To the best knowledge of the Company, the Company has offered the Securities for sale only to such Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the 1933 Act.

(ff) Indebtedness and Seniority. As of the date hereof, no Indebtedness, equity, Common Stock Equivalent is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, and capital lease obligations (which is senior only as to the property covered thereby).

(gg) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to such Purchaser a copy of any disclosures provided thereunder. The Company will notify such Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.2 Representations and Warranties of such Purchaser. Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company with respect to only itself, as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser (i) if an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder, or (ii) if an individual, has the legal capacity to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. Each Transaction Document to which such Purchaser is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the 1933 Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of such Purchaser’s business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on the Closing Date and on each date on which it converts a Note or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the 1933 Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the 1934 Act. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

(d) Experience of such Purchaser. Such Purchaser, either alone or together with such Purchaser’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Information on Company. Such Purchaser is not deemed to have any knowledge of any information not included in the Transaction Documents unless such information is delivered in the manner described in the next sentence.  Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(f) Compliance with 1933 Act; Reliance on Exemptions. Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser understands and agrees that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(g) Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j) Matters Concerning the Placement Agent. Such Purchaser acknowledges that the Placement Agent is acting as the exclusive Placement Agent for the Offering and that the Placement Agent will receive (i) a cash commission in the amount of ten percent (10%) of the proceeds raised in the Offering and (ii) the Placement Agent Warrant. The Placement Agent Warrant will: (i) be non-exercisable or transferrable for six (6) months after the closing of the IPO (other than as permitted by FINRA Rule 5110), (ii) expire five (5) years after the closing of the IPO, (iii) be exercisable at an exercise price of one hundred percent (100%) of the initial public offering price of the shares of Common Stock sold in the IPO, and (iv) will contain customary anti-dilution provisions and protections (adjustments in the number and price of such warrants and the shares underlying such warrants resulting from certain corporate events (such as stock dividends, stock splits, recapitalizations, reorganizations and mergers). The Placement Agent has received piggyback registration rights relating to the securities underlying the Placement Agent Warrant. The Placement Agent is acting as placement agent for the Company, and, in that capacity, is not acting as investment advisor to the Purchasers in connection with the Securities being offered in this Offering. Each Purchaser must make his own investment decisions. In making those decisions, the Purchasers should be aware that the Placement Agent will receive a placement fee and other compensation as described above.

(k) Matters Concerning the Placement Agent. Such Purchaser acknowledges that the Placement Agent is acting as the exclusive Placement Agent for the Offering and that the Placement Agent will receive a Cash Fee and Placement Agent Warrant. The Placement Agent is acting as placement agent for the Company, and, in that capacity, is not acting as investment advisor to the Purchasers in connection with the Securities; and (C) the Purchaser must make his own investment decisions. In making those decisions, the Purchaser should be aware that the Placement Agent will receive a placement fee and other compensation as described above.

(l) Tax Liability. Such Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Disposition of Securities. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents and shall have the rights and obligations of the Purchasers under the Transaction Documents.

(b) Legend. Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c) Pledge. The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. At its own expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(d) Legend Removal. Certificates evidencing the Underlying Shares shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such Underlying Shares is effective under the 1933 Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Purchaser provides the Company with reasonable assurances that such Securities are eligible and will remain for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Underlying Shares may be made without restrictive legends and thereafter made without registration under the applicable requirements of the 1933 Act, or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC, provided that Buyer provides the Company with a reasonable description of the authority Buyer is relying upon). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent during the time any of the aforedescribed conditions apply, to effect the removal of the legend hereunder. If all or any Notes are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the corresponding Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without volume or manner-of-sale limitations or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), it will, no later than two Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchasers a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within two (2) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.

(e) DWAC. Commencing after the occurrence of the IPO, in lieu of delivering physical certificates representing the Unlegended Shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(f) Resale Requirements. Each Purchaser agrees with the Company that such Purchaser will sell the Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(g) Buy-In. In addition to any other rights available to a Purchaser, if the Company fails to deliver to a Purchaser Underlying Securities as required pursuant to the Note or the Warrant and after the Legend Removal Date or required delivery date pursuant to the Note or Warrant, such Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or such Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the Underlying Shares which such Purchaser anticipated receiving upon such exercise or conversion (a “Buy-In”), then the Company shall (A) pay in cash to such Purchaser the amount, if any, by which (x) such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Underlying Shares that the Company was required to deliver to such Purchaser in connection with the exercise at issue times (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of such Purchaser, either reinstate the portion of the Warrant or Note, as the case may be, and equivalent number of Underlying Shares for which such exercise or conversion was not honored (in which case such exercise shall be deemed rescinded) or deliver to such Purchaser the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise or conversion and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise or conversion of the shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay such Purchaser $1,000. Such Purchaser shall provide the Company written notice indicating the amounts payable to such Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

4.2 Furnishing of Information. The Company covenants and agrees with each Purchaser that commencing on the Closing Date and for so long as Notes or Warrants are outstanding, the Company shall deliver to the Purchaser: (i) for each of the Company’s first three fiscal quarters unaudited quarterly financial statements within 90 days after each quarter-end, (ii) within 120 days after each of the Company’s fiscal year ends, annual audited financial statements prepared according to GAAP, and (iii) copies of any documents or data furnished to the Company’s stockholders in their capacity as Company stockholders regarding the Company or its affairs, simultaneously with the furnishing of such documents or data to such stockholders. The foregoing obligations will be deemed satisfied if such financial statements have been timely filed with the SEC and are available on the EDGAR system.

4.3 Conversion and Exercise Procedures. Each of the form of Notice of Conversion attached to the Note and form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of a Purchaser in order to convert the Note or exercise the Warrant. No additional information or instructions shall be required of a Purchaser to convert its Note or exercise its Warrants. The Company shall honor conversions of the Note and exercises of the Warrants and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.4 Use of Proceeds. The proceeds of the offering will be employed by the Company substantially for working capital and general corporate purposes.

4.5 Indemnification of Purchaser. Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.7 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale or resale of the Securities.

4.8 Investor Market Stand-Off. In connection with the IPO, each Purchaser hereby agrees that, for sixty (60) days from the effective date of registration in connection with the IPO (the “Restricted Period”), it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired or with respect to which such Purchaser has or hereafter acquires the power of disposition; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) is to be settled by delivery of Common Stock, other securities, in cash or otherwise, without the prior written consent of the managing or lead underwriter of such offering; provided, however that, if during the last seventeen (17) days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the restricted period, then, upon the request of the managing or lead underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 4(v) shall continue to apply until the end of the third (3rd) trading day following the expiration of the fifteen (15) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the Restricted Period extend beyond two hundred sixteen (216) days after the effective date of the registration statement. In order to enforce the restrictions agreed to by Purchaser in this Section 4(v), the Company may impose stop-transfer instructions with respect to any security acquired under or subject to this Agreement until the end of the Restricted Period. Notwithstanding anything to the contrary in the foregoing, the underwriter or underwriters for the IPO may waive any provisions of this Section 4.8 at their sole discretion.

4.9 Most-Favored Nations. Upon the consummation prior to the occurrence of the IPO by the Company or any Subsidiaries for cash proceeds any securities issuance (other than pursuant to any Transaction Document), loan agreement or other financing (each, a “Subsequent Financing”) which includes or incorporates, in whole or in part, any terms or provisions (including by way of side letter) that are more favorable to the investors therein than the terms provided to the Purchasers hereunder or in any other Transaction Document, then the Company shall specifically notify the Purchaser of such more favorable terms and provisions and, at each Purchaser’s option, such more favorable terms and provisions shall become a part of the Transaction Documents with the Purchaser (mutatis mutandis) and the Transaction Documents shall otherwise remain in full force and effect. The types of terms and provisions of a hypothetical Subsequent Financing that may be more favorable to an investor therein include, but are not limited to, those addressing the price and/or OID of the Notes, the Conversion Price, the Exercise Price, and “warrant coverage.”

4.10 Mandatory Paydown of Notes. If an Event of Default (as defined in the Notes) under the Notes shall have occurred and been continuing, not less than fifty percent (50%) of the net cash proceeds to the Company of any Subsequent Financing shall be applied to pay down outstanding amounts due under the Notes (on a pro rata basis among the holders of outstanding Notes) in accordance with the terms thereof.

4.11 Subsidiaries. The Company shall cause each of its Subsidiaries formed or acquired subsequent to the date hereof to execute and deliver, for the benefit of Purchasers, an assumption agreement with respect to the Security Agreement promptly after such formation or acquisition (as applicable).

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by a Purchaser, as to such Purchaser’s obligations hereunder only and by written notice to the Company and the Placement Agent, if the Closing has not been consummated on or before the Termination Date; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party or parties.

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement,

5.3 Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with, or any instruments any Purchaser has received from, the Company prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Purchaser, or any instruments any Purchaser received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Purchasers, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 5.3 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Purchasers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 5.3 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents who are holders of Notes. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Purchaser to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Purchaser, any of its advisors or any of its representatives shall affect such Purchaser’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Purchasers” means Purchasers having Subscription Amounts in the aggregate that are at least equal to fifty percent (50%) of the aggregate Subscription Amounts for all Purchasers.

5.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses for such communications shall be: (A) if to the Company, to: 88 Biscayne Blvd., Suite 505, Miami, FL 33132 Attn: Jatin S. Bains; email: jatin@space-eyes.com, with a copy by email only to (which shall not constitute notice): Troutman Pepper Locke, 400 Berwyn Park, 899 Cassatt Road, Berwyn, Pennsylvania 19312 Attn: Thomas P. Dwyer; email Thomas.dwyer@troutman.com; (B) if to a Purchaser, to: the addresses and fax numbers indicated on the signature page of such Purchaser at the foot of this Agreement; or (C) to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (1) given by the recipient of such notice, consent, waiver or other communication, (2) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (3) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Purchasers (other than by merger). Following the Closing, Purchaser may assign, on ten (10) Business Day prior notice any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound with respect to the transferred Securities by the provisions of the Transaction Documents that apply to the “Purchaser” and is able to make each and every representation made by Purchaser in this Agreement. No assignment by the Purchaser will be allowed if the result would be an increase in the number of actual or beneficial owners of the assigned securities.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.8 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Purchaser from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Purchaser or to enforce a judgment or other court ruling in favor of such Purchaser. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Note or Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPACE EYES, INC.

By:	/s/ Jatin S. Bains
	Name:	Jatin S. Bains
	Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SPACE EYES, INC.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________________________________________

Signature of Authorized Signatory of Purchaser: _______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Subscription Amount: US$________________

Note Principal: ___________________

Warrant Shares; 50% of the number of shares of Common Stock issuable upon conversion of the Note following the IPO

EIN Number: _______________

Principal Place of Business/Domicile: ____________

EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Security Agreement
Exhibit D	Form of Escrow Agreement.

Schedule 3.1(g) – Capitalization

Schedule 3.1(g) – Certain Fees

DISCLOSURE SCHEDULES

The Disclosure Schedules (“Disclosure Schedules”) as defined in (and attached to) that certain Securities Purchase Agreement dated as of August 19, 2025 (the “Agreement”) by and among Space Eyes, Inc. a Delaware corporation (the “Company”) and the Purchaser named therein, is being furnished by the Company pursuant to Section 3 of the Agreement. As contemplated by the Agreement, the Disclosure Schedules contain certain information that constitute exceptions to the representations and warranties of the Company in the Agreement. The section numbers in the Disclosure Schedules correspond to the section numbers in the Agreement. Section headings are provided for convenience only.

Unless otherwise defined in the Disclosure Schedules, any capitalized terms used but not defined herein shall have the same meanings given to such terms in the Agreement. Nothing in the Disclosure Schedules constitute an admission of any liability or obligation of the Company to any third party, or an admission against the interests of the Company or any other person or entity named herein. The Disclosure Schedules include brief descriptions of certain agreements and documents and does not purport to be a comprehensive summary of such agreements. All agreements, plans or other documents referred to in the Disclosure Schedules are available to any Purchaser or its counsel upon written request of such documents.

The disclosure of any item or information in the Disclosure Schedules do not constitute an admission, nor will it otherwise imply that any such item or information is material or creates measures for materiality for the purposes of the Agreement. Where the representations and warranties in the Agreement contain specific dollar thresholds, information listed in response thereto may include items and matters that are below such dollar thresholds. Any disclosure made in one Schedule is deemed to be a disclosure in each other Schedule, whether or not specifically mentioned in such other Schedule, to the extent that it is apparent from a plain reading of the disclosure that such disclosure is applicable to such other Schedule.

Schedule 3(g)

Capitalization

Set forth below the capitalization of the Company, including outstanding warrants, options and other convertible securities

The cap table is.

Name	Percentage	Number of Shares of Common Stock
Jatin S. Bains	72.1025%	3,605,125
Dylan Monroe	20.00%	1,000,0000
Rakesh Aghi	3.00%	150,000
Dr. Harbir Singh	2.6425%	132,125
Christine Atherholt	0.755%	37,750
Sue Payton	0.50%	25,000
Timothy Keating	0.50%	25,000
Kevin Chilton	0.50%	25,000

Schedule 3.1(r)

Certain Fees

•	Fees payable to Alexander Capital L.P. in connection with the issuance and sale of securities hereunder.